DEED FOR THE MANAGEMENT OF THE WIRRILLA VINEYARD
("Management Deed")

DATED: 1st July 2009

PARTIES:

A. **VITIPLUS PTY LIMITED** ACN 125 748 156 a company duly incorporated and having its registered office at 24 Cloete Street, Young ("Vitiplus") as trustee for the Douglas Family Trust created by Deed dated 4 June 2007.

B. **YARRAMAN ESTATE PTY LTD** ACN 101 141 593 a company duly incorporated and having it's office at 700 Yarraman Road, Wybong ("Yarraman")

RECITALS:

1. Yarraman wishes to appoint Vitiplus to manage the Vineyard.

2. Vitiplus wishes to manage the Vineyard.

3. The parties agree to comply with the terms of this Deed.

4. Yarraman agrees that if it sells the Vineyard it will use its best endeavours to ensure that it is a condition of any contract of sale that any purchaser of the Vineyard enters into the Deed of Assumption.

OPERATIVE PART:

Interpretation

5. In this Deed:

   "Business Day" means a day on which the banks are open for general banking business in New South Wales;

   "Capital Items" shall include, without limitation, Trellis Upgrades, irrigation systems, fixtures, roads and buildings;

   "Management Fee" means the fee set out in clause 8;

"Trellis Upgrades" shall mean any replacement of vineyard end assemblies, intermediate posts, foliage wires, cordon wires and dripper wires;

"Trellis Maintenance" shall mean any repair foliage wires, cordon wires and dripper wires. This may involve running out additional wire;

"Vineyard" means the land comprised in Lot 51 Deposited Plan 1081618 and Lot 8 Deposited Plan 1000247 and being the land contained in Certificates of Title Identifier 51/1081618 and 8/1000247 upon which the vineyard known as Wirrilla Vineyard is located.

Purpose of this Deed

6. (a) Yarraman is the registered proprietor of the Vineyard.

   (b) Yarraman wishes to engage Vitiplus to manage the Vineyard.

Term

7. The commencement date of this Deed is 1 July 2009 and the term of the Deed will be 5 years.

Management Fee

8. (a) It is agreed Yarraman will pay Vitiplus a management fee of $1,180,500.00 (GST exclusive) for the year commencing on 1 July 2009 and ending on 30 June 2010.

   (b) The parties will meet yearly to review vineyard management strategies and agree the management fee in accordance with the desired outcomes. Such agreement to be reached no later than 31st May in each year.

Management obligations

9. (a) The obligations of Vitiplus in managing the Vineyard will be all duties involved in managing a vineyard and will include:

      (i) using approved methods of viticulture applicable to the district in which the Vineyard is located at the proper times and in a proper and workmanlike manner;

      (ii) using all reasonable endeavours to produce grapes to the standards and specifications required by **McWilliams Wines Pty Limited** or such other buyer as Yarraman may sell grapes to during the term of this Deed;

(iii) routine vine maintenance and Trellis Maintenance;

(iv) harvesting the crop into 2.5 tonne bins;

(v) pruning; canopy management;

(vi) managing the mid row areas;

(vii) managing weeds;

(viii) managing incidence of pests and disease in grapes and vines, including application of pesticides where necessary and developing and implementing bird control strategies and an integrated pest management strategy;

(ix) developing and implementing an irrigation schedule in accordance with best practice in the industry and the specific requirements of the Vineyard;

(x) basic maintenance of irrigation system (including without limitation the flushing and chlorination of the irrigation system, checking system including pumps and minor repairs to dripper system);

(xi) liaising with McWilliams Wines Pty Limited or such other buyer as Yarraman may sell grapes to during the term of this Deed as reasonably required to report and provide information on crop condition;

(xii) reporting to Yarraman when reasonably required on crop condition and forecasts, subsequent vintage performance, water use and all matters generally;

(xiii) maintaining buildings and general surrounds of Vineyard in a neat and tidy condition (including without limitation minor fencing repairs, painting as required, maintenance of gardens);

(xv) basic maintenance of roads and tracks (including periodic grading with the existing equipment (tractor and blade), management of erosion of isolated areas of roads and tracks and clearing of mitre drains); and;

(xvi) assisting in the organisation of any capital works.

(a) The obligations of Vitiplus in managing the Vineyard will not include:

(i) arranging delivery of harvested grapes to McWilliams Wines Pty Limited or such other buyer as Yarraman may sell grapes to during the term of this Deed.

Risk

10. Yarraman acknowledge and agree that they bear all agricultural and financial risk associated with the Vineyard.

Access

11. (a) The parties agree that they and their employees, agents and assigns will have unfettered rights of access to the Vineyard.

(b) Yarraman agrees that it will allow Vitiplus to occupy and use the Vineyard in any way permitted under this Deed without interference from Yarraman.

(c) Vitiplus agrees that it will not have rights of exclusive occupation of the Vineyard.

Expenses

12. Unless expressly authorised by Yarraman, Vitiplus will not be entitled to be reimbursed for any out of pocket expenses incurred in connection with the management of the Vineyard.

13. Vitiplus will not be required to pay for:

a. Local council rates, water and sewerage charges;

b. Electricity;

c. Building insurance;

d. Land tax (if any);

e. Licence fees or renewals (if any);

f. Trellis Upgrades;

g. any costs associated with water purchases and water licences;

h. any costs associated with irrigation systems including without limitation replacement of pumps, main, sub-main and lateral irrigation lines, filtration equipment and electrical control components in the irrigation system;

i. delivery costs incurred in delivering grapes from the Vineyard to McWilliams Wines Pty Limited or any other buyer;

j. major road repairs including without limitation repairs that would require equipment other than the existing equipment located at the Vineyard or repairs that would require large amounts or gravel or other road base;

k. replacement of fences;

l. major repairs, maintenance or capital works to the buildings;

m. any costs associated with Capital Items.

14. In the event of a dispute as to whether a cost is a Capital Item, either party may refer the matter to a mutually agreed independent expert to determine the dispute ("the Expert"). The Expert will act as an expert not an arbitrator. The parties may each make submissions in writing to the Expert within 14 days after they receive notice of the Experts acceptance of appointment but not later, unless the expert agrees. The Expert's decision is final and binding. The Expert must state in writing how the decision was reached. The Expert's expenses will be paid equally between the parties. If the Expert does not accept the nomination or does not make a decision within 30 days after accepting the appointment or becomes incapacitated or dies or resigns, then another Expert may be appointed in the same way.

Sale of Vineyard

15. If Yarraman sells the land on which the Vineyard is situated, then it agrees that it will use its best endeavours to include in any contract for sale of the Land as a condition of the sale a clause in the following form:

> "The Purchaser agrees to enter into a Deed in the form of the Deed of Assumption annexed hereto and marked "A".

Nature of relationship

16. (a) Vitiplus is engaged by the Yarraman as an independent contractor and nothing in this agreement constitutes Vitiplus as a lessee, agent, employee, director or partner of Yarraman.

(b) Vitiplus has no authority to incur, and will not incur, any obligation on behalf of the Yarraman except with the prior written approval of Yarraman.

18. Subject to the terms of this agreement, the parties acknowledge that Vitiplus is solely responsible for controlling the manner in which the Vineyard is operated.

Termination

19. If either party is in breach of this Deed, the other party must first issue a notice specifying the nature of the breach and if the breach is not rectified within 60 days of the date of the notice, then the party giving the notice may terminate the Deed.

Insurance

20. (a) Vitiplus must take out:

(i) public liability insurance; and

(ii) workers' compensation insurance.

(b) Each policy must be maintained during this Deed and, if requested by the Yarraman, Vitiplus must provide Yarraman with a certificate of currency.

Goods and services tax

21. (a) Unless stated otherwise and subject to this clause, any amount required to be paid or consideration required to be provided under any other provision of this agreement, is calculated to be exclusive of GST.

(b) If GST is payable in relation to a supply made by Vitiplus to Yarraman under this Deed then subject to subclause (a) above Yarraman pay to Vitiplus, an additional amount equal to the GST payable on that supply.

(c) Vitiplus may not recover the additional amount under subclause (b) above unless and until a valid tax invoice for the supply to which that additional amount relates is issued and delivered to Yarraman.

(d) If any amount to be paid by Yarraman to Vitiplus is calculated by reference to an amount, cost or expense incurred by Vitiplus, the amount which Yarraman is required to pay Vitiplus will be reduced by the amount of any input tax credit to which Vitiplus is entitled in respect of that amount, cost or expense.

Plant and Equipment

22. It is acknowledged and agreed that all plant and equipment located at the Vineyard and set out in the attached schedule is the property of Vitiplus. It is further acknowledged and agreed that from time to time certain items of plant and equipment may be

transferred to the Wybong Vineyard for operational, or other, reasons. Such transfers do not effect or imply any transfer of ownership.

Confidentiality

23. For the purposes of this Deed, "Confidential Information" means all information concerning:

(a) the Management Fees payable under this Deed;

(b) the parties' trade secrets; and

(c) any other information arising our of this Deed or the relationship between the parties that Vitiplus designates as confidential.

Subject to sub-clause (iii) below the parties must:

(a) not disclose any Confidential Information of another party; or

(b) not use any Confidential Information other than for the purposes of the management of the Vineyard, and each party must ensure that none of its auditors, officers, employees or agents:

(i) disclose any such Confidential Information; or

(ii) use any such Confidential Information other than for the purposes of managing the Vineyards.

(c) take all reasonable precautions to prevent any unauthorised disclosure of Confidential Information, including storing the Confidential Information securely and notify the other party of any actual, threatened or suspected unauthorised disclosure.

(iii) A party may disclose, and may permit its auditors, officers, employees and agents to disclose, any such Confidential Information:

(d) with the prior consent in writing of the other party; or

(e) if it is required to do so by law; or

(f) to the professional adviser or bank of the party; or

(g) if such Confidential Information has come within the public domain, other than by a breach of this clause.

Intellectual property

24. (a) Yarraman acknowledges and agrees that all records, information, data, intellectual property in the possession of Vitiplus at the commencement of this Deed belongs to Vitiplus.

(b) Any discovery, design, invention, idea, concept, technique, secret process or improvement in procedure conceived, made, developed or discovered by Vitiplus in the course of managing the Vineyard (whether alone or with any other person) will be the property of Vitiplus.

Dispute Resolution

25. (a) If any dispute arises out of this Deed ("the Dispute") neither party may commence any court or arbitration proceedings unless the parties have complied with the following paragraphs of this clause except where a party seeks urgent interlocutory relief.

(b) A party to this Deed claiming that a dispute has arisen out of or in relation to this Deed must give written notice ('the Notice') to the other party to this Deed specifying the nature of the Dispute.

(c) If the parties do not agree within seven (7) days of receipt of the Notice (or such further period as agreed in writing by them) as to:

(i) the Dispute resolution technique (eg expert determination) and procedures to be adopted;

(ii) the timetable for all steps in those procedures; and

(iii) the selection and compensation of the independent person required for such technique,

the parties must mediate the Dispute in accordance with the Mediation Rules of the Law Society of New South Wales, and, the President of the Law Society of New South Wales or the President's nominee will select the mediator and determine the mediator's remuneration.

Assignment

26. Neither party may assign this agreement without prior written consent of the other party.

No waiver

27. Failure or omission by either party at any time to enforce or require strict or timely compliance with any provision of this Deed will not affect or impair that provision, or the right of the party to avail itself of the remedies it may have in respect of any breach of a provision, in any way.

Severability

28. Any provision of this Deed which is or becomes illegal, void or unenforceable will be ineffective to the extent only of such illegality, voidness or unenforceability and will not invalidate the remaining provisions.

Variation

29. This Deed may not be changed or modified in any way after it has been signed except in writing signed by or on behalf of all the parties.

Governing law

30. This Deed is governed by, takes effect and will be construed in accordance with the laws of New South Wales, and the parties irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of New South Wales and courts entitled to hear appeals there from.

Entire agreement

31. This Deed constitutes the entire agreement between the parties concerning the matters dealt with pursuant to this Deed. For the avoidance of doubt, this agreement supersedes all provisions, covenants, agreements, warranties, representations, negotiations and understandings with respect to the matters dealt with in this Deed.

Survival

32. If this Deed is terminated for any reason such termination will not affect any accrued rights or liabilities of either party nor will it affect the coming into force or the continuance in force of any provision of this Deed which is expressly or by implication intended to come into force or continue on or after the termination.

Joint and several liability

33. If a party consists of two or more persons, obligations of that party can be enforced against any one or more of them.

Notices

34. (a) A notice, consent or other communication under this Deed is only effective if it is in writing, signed and either left at the addressee's address or sent to the addressee by fax.

(b) A notice, consent or other communication under this Deed is regarded as given and received if it is delivered or sent by fax:

(i) by 5pm on a Business Day – on that day; or

(ii) after 5pm on a Business Day or on a day that is not a Business Day – on the next Business Day.

(c) A person's address and fax number are those set out below, or as the person notifies the sender:

Party:
Address:
Fax Number:

EXECUTED AS A DEED

Schedule 1: Schedule of Payments (clause 8)

Schedule 2: List of Plant and Equipment (clause 22)

EXECUTED by VITIPLUS PTY LIMITED ACN 125 748 156 in accordance with Section 127(1) of the Corporations Act by:

[signature]	
Signature	Signature
SCOTT DOUGLAS	
Print Name	Print Name
MANAGING DIRECTOR	
Position Held	Position Held

EXECUTED by YARRAMAN ACN 101 141 593 in accordance with Section 127(1) of the Corporations Act by:

[signature]	
Signature	Signature
IAN LONG	
Print Name	Print Name
MANAGING DIRECTOR.	
Position Held	Position Held

ANNEXURE "A"

Deed of Assumption

relating to **the Deed for the Management of the Vineyard** dated [ ] between Yarraman Pty Limited ACN 101 141 593 and Vitiplus Pty Limited ACN 125 748 156 **("Management Deed")**

PARTIES

A. [ ] of [ ] ("**New Landowner**"); and

B. [ ] of [ ] ("**Yarraman**").

THE PARTIES AGREE AS FOLLOWS:

1. INTERPRETATION

1.1 Definitions

In this deed unless the context otherwise requires:

"**Assumption Date**" means [specify date].

1.2 General Interpretation

Terms defined in the Management Deed have the same meaning when used in this deed, unless the context otherwise requires.

2. ASSUMPTION BY NEW SHAREHOLDER

On the Assumption Date the New Landowner assumes obligations to and acquires rights against Vitiplus, and the New Landowner is bound by the Management Deed as if the New Landowner was a party the Management Deed on and after the Assumption Date.

3. CONFIRMATION BY NEW SHAREHOLDER

The New Landowner confirms that:

(a) it has received a copy of the Management Deed together with any other documents and information which it requires in connection with the Management Deed; and

(b) it has not relied and will not rely on Yarraman or Vitiplus to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Management Deed or any of those documents or that information.

4. NOTICES

For the purposes of clause [ ] of the Management Deed, the address of the New Landowner is the address set out below, or another address of which the New Landowner may from time to time give notice to Vitiplus:

New Land owner:

Attention:

Address:

Facsimile:

5. GOVERNING LAW

This deed is governed by the laws of New South Wales.

EXECUTED as a deed